                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  June 9, 1999
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                                (Date of Report)

                               THRUSTMASTER, INC.
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               (Exact Name of Registrant as Specified in Charter)

      OREGON                            0-25520                 93-1040330
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(State or Other Jurisdiction       (Commission File No.)       (IRS Employer
     of Incorporation)                                      Identification No.)

         SUITE 400, 7175 N.W. EVERGREEN PARKWAY, HILLSBORO, OREGON 97124
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               (Address of principal executive offices) (Zip Code)

                                 (503) 615-3200
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

     On June 9, 1999, ThrustMaster, Inc. (the "Company") and two investors, Strong River Investments, Inc. ("Strong River") and Bay Harbor Investments Inc. (collectively, the "Investors"), entered into a Convertible Debenture Purchase Agreement (the "Debenture Purchase Agreement") pursuant to which the Investors purchased $6 million aggregate principal amount of the Company's zero coupon Convertible Debentures due June 9, 2002 (the "Debentures").

         The Debentures may be converted into shares of the Company's Common Stock at any time prior to June 9, 2002. The number of shares into which each Debenture is convertible is equal to the outstanding principal amount of the Debenture divided by the conversion price. The conversion price for the first 89 days after June 9, 1999 (the "Closing Date") is $24.00. During the period commencing on the date 90 days and ending on the date 300 days after the Closing Date, the conversion price will be the lesser of (a) $24.00 and (b) 88.89% of the average of the lowest 10 closing bid prices per share of the Company's Common Stock during the 25 trading days preceding the conversion date. After the date 300 days after the Closing Date, the conversion price will remain equal to the conversion price in effect on the date 300 days after the Closing Date.

         In January 1999, the Company and three investors, including Strong River, entered into a Securities Purchase Agreement pursuant to which these investors agreed to invest up to $16 million in the Company by means of up to three tranches of investment. Each tranche of investment would be made solely at the Company's election, subject to specified closing conditions, including the market price of the Common Stock. The Securities Purchase Agreement provides that the Company will issue to the investors Common Stock and warrants to purchase Common Stock at closings thereunder. The agreement also provides an adjustment mechanism for each tranche of investment which could result in the issuance to the investors of additional shares of Common Stock at no additional cost. On January 28, 1999, the investors invested $4 million in the Company pursuant to the Securities Purchase Agreement.

         On the Closing Date under the Debenture Purchase Agreement, the Company and Strong River modified the terms of the Securities Purchase Agreement. Strong River waived its right to receive any additional shares in connection with the first tranche of investment pursuant to the operation of the adjustment mechanism in the Securities Purchase Agreement, and the Company waived its right to require Strong River to make a tranche two investment under that agreement and issued a warrant to Strong River (the "Warrant"). The economic effect of the Warrant and the waived right to receive adjustment shares are substantially identical.

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         The Warrant has two "vesting" dates. The first vesting date is July 2,
1999; the second vesting date is July 27, 1999. The number of shares of Common Stock that will vest and become exercisable on each vesting date is equal to (a) the product of (i) 62,500 multiplied by (ii) $18.00 minus the Reset Price, divided by (b) the Reset Price. The Reset Price is equal to the average of the lowest 10 closing bid prices per share of the Company's Common Stock during the 25 days preceding the applicable vesting date. If the Reset Price for a given period is less than $18.00, no shares will vest and become exercisable on the related vesting date. The exercise price under the Warrant is $0.01 per share. The Warrant expires on October 15, 1999.

         The Investors have agreed not to enter into certain short sales of the Company's Common Stock for a period of 300 days from the Closing Date.

         The initial sale of the Debentures and the Warrant was not registered under the Securities Act of 1933, as amended. The Company will file one or more registration statements to register for resale by the Investors all shares of Common Stock issuable upon conversion of the Debentures and by Strong River of all shares issuable upon exercise of the Warrant. Each registration statement is required to remain in effect for three years.


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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    Listed below are the exhibits filed as a part of this report.

    (c)  EXHIBITS

      EXHIBIT NO.  DESCRIPTION
      ----------   -----------
       4.5         Convertible Debenture Purchase Agreement dated as of June 9,
                   1999 among ThrustMaster, Inc., Strong River Investments,
                   Inc. and Bay Harbor Investments Inc.

       4.6         Form of Convertible Debenture.

       4.7         Form of Warrant

       4.8         Form of Registration Rights Agreement dated as of June 9,
                   1999 among ThrustMaster, Inc., Strong River Investments,
                   Inc. and Bay Harbor Investments Inc.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THRUSTMASTER, INC.

Dated:  June ___, 1999                 By   /s/ Frank G. Hausmann
                                           ---------------------
                                           Frank G. Hausmann,
                                           President and CEO